Exhibit 10.6

FIRST AMENDMENT TO THE

RIGNET, INC. 2019 OMNIBUS INCENTIVE PLAN

THIS FIRST AMENDMENT is made by RigNet, Inc. (the “Sponsor”),

WITNESSETH:

WHEREAS, the Sponsor adopted on May 8, 2019, and continues to sponsor and maintain the plan known as the “RigNet, Inc. 2019 Omnibus Incentive Plan” (the “Plan”); and

WHEREAS, the Board of Directors of the Sponsor (the “Board”) retained the right in Section 16.1 of the Plan to amend the Plan from time to time; and

WHEREAS, the Board of Directors of the Sponsor approved resolutions on March 11, 2020 to amend the Plan as set forth below;

NOW, THEREFORE, the Sponsor agrees that, effective as set forth below, the Plan is amended as set forth below:

1.	Amendment to Sections 4.1(a), (b) and (c) of the Plan. Sections 4.1(a), (b) and (c) of the Plan are hereby amended and restated in their entirety to read as follows:

(a) The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 4,975,000 (the “Authorized Shares”).

(b) The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is equal to the Authorized Shares.

(c) The maximum number of shares of Stock with respect to which ISOs may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum number of shares of Stock with respect to which NQSOs may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum number of shares of Stock with respect to which SARs may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum number of shares of Stock with respect to which Performance Unit Awards payable in shares of Stock may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Performance Unit Awards, is $3,000,000. The maximum amount that may be paid under Annual Cash Incentive Award(s) granted to an Employee during a Fiscal Year is $3,000,000.

2.    Effectiveness. In accordance with Section 16.1 of the Plan, the effectiveness of this First Amendment to RigNet, Inc. 2019 Omnibus Incentive Plan (this “Amendment”) is subject to the approval of the Sponsor’s stockholders at the Sponsor’s 2020 annual general meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, this Amendment shall be void and of no force and effect.

3.    Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed.